UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	May 25, 2005

Riverbend Telecom, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49745	91-2150635

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15431 O’Neal Road Gulfport, MS	39503

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(228) 832-1597

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            Monica B. Haab (age 38), was appointed by the Company’s Board of Directors on May 25, 2005 and is an attorney specializing in legal services, for long distance and local exchange telecommunications service providers, related to state regulatory agencies as well as the Federal Communications Commission.  In 1987, Mrs. Haab obtained a Bachelor of Science degree in Marketing from Nichols State University in Thibodaux, Louisiana.  In 1990, she completed her Juris Doctorate from Loyola University.  From 1991 to present, Mrs. Haab has worked at the law firm of Nowalsky, Bronston, & Gothard, APLLC, as an attorney providing legal services for the telecommunications industry.  The Company believes her business and legal experience, combined with her background in marketing, make Mrs. Haab a valuable addition to the Company’s Board of Directors.

            On May 25, 2004, Mr. Paul J. Shovlain resigned from the Company’s Board of Directors to pursue personal business interests.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBEND TELECOM, INC.

Dated: May 25, 2005	By: /s/ Walter Reid Green, Jr.
Walter Reid Green, Jr.
Chief Financial Officer